EXHIBIT 99.1

   CUMETRIX DATA SYSTEMS CORP. ANNOUNCES RECEIPT OF NASDAQ LETTER REGARDING
    POTENTIAL CHANGE OF LISTING STATUS AND CHANGE OF NASDAQ TRADING SYMBOL

      (BUSINESS WIRE)--July 15, 1999--Cumetrix Data Systems Corp. (NASDAQ:
CDSC), announced today that it received a letter from Nasdaq/Amex informing the Company that, due to its failure to file timely its Annual Report on Form 10-K, unless a request for a hearing is received from the Company prior to July 20, 1999, the Company's securities will be delisted from The Nasdaq Stock Market, effective the close of business on July 20, 1999. The Company intends to immediately request a hearing before the Nasdaq Office of Listing Qualifications Hearings. The Company has been informed that the decision to delist the Company's securities will be stayed pending the outcome of the hearing.

      Nasdaq has also informed the Company that, due to its failure to file timely its Annual Report on Form 10-K, the Company's Nasdaq trading symbol will be changed from "CDSC" to "CDSCE" effective with the opening of business on Thursday, July 15, 1999

      Cumetrix Data Systems Corp. is a provider of computer-related products, peripherals and configuration services through traditional sales channels and through online e-commerce. The Company is headquartered in City of Industry, California.

      With the exception of historical information, certain statements in this press release are forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from the Company's expectations due to various factors. Explanation of these factors and other factors affecting the Company's performance are set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

Contact: Carl L. Wood, 626-965-6899


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